Flotek Industries, Inc. 5775 N. Sam Houston Pkwy W., Suite 400 Houston, Texas 77086 (713)-849-9911 www.flotekind.com FOR IMMEDIATE RELEASE Flotek Projects Achieving Financial Milestone in Third Quarter and Announces 1-for-6 Reverse Stock Split HOUSTON, September 14, 2023 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced it expects to report positive adjusted EBITDA(1) for the quarter ending September 30, 2023, accelerating its previous estimate of achieving this financial metric before year-end. Reaching positive adjusted EBITDA(1) builds upon the Company’s improvement in its financial results over the last several quarters, highlighted by revenues and gross profit during the first half of 2023 increasing by approximately $56 million and $9 million, respectively, as compared to the first half of 2022. The Company expects that its third quarter 2023 adjusted EBITDA(1) will reflect the ninth consecutive quarter of improvement. The Company also announced that its Board of Directors has approved a 1-for-6 reverse split of Flotek’s common stock, par value $0.0001 per share (the “Reverse Stock Split”). The Reverse Stock Split will become effective after market close on September 25, 2023 (the “Effective Date”), and the shares of common stock are expected to begin trading on the split-adjusted basis under the Company's existing trading symbol, "FTK," when the market opens on September 26, 2023. The new CUSIP number following the Reverse Stock Split will be 343389409. Ryan Ezell, Chief Executive Officer, stated, “Our results through the first half of 2023, combined with our confidence in reaching positive adjusted EBITDA(1) for the third quarter, clearly indicate continued improvement in all aspects of our business. Revenues, gross profit and adjusted EBITDA(1) during the first half of 2023 have increased significantly as compared to the first half of last year, while our balance sheet has improved through the conversion of debt to equity as well as the entry into an Asset Based Loan to enhance liquidity. We expect this strong financial momentum to continue into 2024.” On the Effective Date, the total number of shares of common stock held by each stockholder of the Company will be converted automatically into the number of shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 6, with such resulting number of shares rounded up to the nearest whole share. The Company will issue one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. As a result, no fractional (1) A non-GAAP financial measure. See our previously issued reconciliation of Non-GAAP items to the most comparable GAAP measures in connection with our second quarter 2023 earnings release. We are unable to reconcile this forward-looking non- GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, the future amortization of our contract assets, certain stock-based compensation costs and the impact of the revaluation of certain liabilities, which is based upon our future stock price. These items do not impact the non-GAAP financial measure.

shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Reverse Stock Split has no effect on the par value or on the number of authorized shares of common stock or preferred stock. Immediately after the Reverse Stock Split, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split. The Company anticipates that the effect of the Reverse Stock Split will be sufficient to regain compliance with the New York Stock Exchange’s continued listing standards, however, there can be no assurance that the Reverse Stock Split will have that effect, initially or in the future, or that it will enable the Company to maintain the listing of its common stock on the New York Stock Exchange. Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent and registrar, Equiniti. Equiniti will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. About Flotek Industries, Inc. Flotek Industries, Inc. is an advanced technology-driven, green chemical and data analytics company providing unique and innovative completion solutions that have a proven, positive impact on sustainability and reducing the overall environmental impact of energy on air, land, water and people. Flotek has an intellectual property portfolio of over 170 patents and a global presence in more than 15 countries throughout North America, Latin America, the Middle East and North Africa. Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions which improve well performance and allow its customers to generate higher returns on invested capital. Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”. For additional information, please visit www.flotekind.com. Forward -Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, projects, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Investor contact: Bond Clement Chief Financial Officer E: ir@flotekind.com P: (713) 726-5322